EXHIBIT (h)(2)


                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                   FIRST AMERICAN INSURANCE PORTFOLIOS, INC.,

                        SEI INVESTMENTS DISTRIBUTION CO.,

                       [______________] INSURANCE COMPANY,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,
                                       AND
                     ___________ DISTRIBUTION COMPANY, INC.

                                TABLE OF CONTENTS

DESCRIPTION                                                                                        PAGE
-----------                                                                                        ----

         Section 1.        Available Funds                                                           4
                1.1     Availability                                                                 4
                1.2     Addition, Deletion or Modification of Funds                                  4
                1.3     No Sales to the General Public                                               4
         Section 2.        Processing Transactions                                                   4
                2.1     Timely Pricing and Orders                                                    4
                2.2     Timely Payments                                                              5
                2.3     Applicable Price                                                             5
                2.4     Dividends and Distributions                                                  6
                2.5     Book Entry                                                                   6
         Section 3.        Costs and Expenses                                                        6
                3.1     General                                                                      6
                3.2     Registration                                                                 6
                3.3     Other (Non-Sales-Related)                                                    7
                3.4     Other (Sales-Related)                                                        7
                3.5     Parties To Cooperate                                                         7
         Section 4.        Legal Compliance                                                          8
                4.1     Tax Laws                                                                     8
                4.2     Insurance and Certain Other Laws                                            10
                4.3     Securities Laws                                                             10
                4.4     Notice of Certain Proceedings and Other Circumstances                       12
                4.5     Company To Provide Documents; Information About FAIP                        12
                4.6     FAIP To Provide Documents; Information About Company                        13


DESCRIPTION                                                                                        PAGE
-----------                                                                                        ----

         Section 5.        Mixed and Shared Funding                                                 15
                5.1     General                                                                     15
                5.2     Disinterested Directors                                                     15
                5.3     Monitoring for Material Irreconcilable Conflicts                            15
                5.4     Conflict Remedies                                                           16
                5.5     Notice to Company                                                           18
                5.6     Information Requested by Board of Directors                                 18
                5.7     Compliance with SEC Rules                                                   18
                5.8     Other Requirements                                                          18
         Section 6.        Termination                                                              19
                6.1     Events of Termination                                                       19
                6.2     Notice Requirement for Termination                                          20
                6.3     Funds To Remain Available                                                   20
                6.4     Survival of Warranties and Indemnifications                                 20
                6.5     Continuance of Agreement for Certain Purposes                               21
         Section 7.        Parties To Cooperate Respecting Termination                              21
Section 8.      Assignment                                                                          21
Section 9.      Notices                                                                             21
Section 10.     Voting Procedures                                                                   22
Section 11.     Foreign Tax Credits                                                                 23
Section 12.     Indemnification                                                                     23
                12.1    Of FAIP and SEI by Company and Contract Underwriter                         23
                12.2    Of Company and Contract Underwriter by FAIP and SEI                         25
                12.3    Effect of Notice                                                            28
                12.4    Successors                                                                  28
         Section 13.       Applicable Law                                                           28
Section 14.     Execution in Counterparts                                                           28
Section 15.     Severability                                                                        28
Section 16.     Rights Cumulative                                                                   29
Section 17.     Headings                                                                            29
Section 18.     Confidentiality                                                                     29
Section 19.     Parties to Cooperate                                                                30
Section 20.     Amendments                                                                          30
Section 21.     Assignment                                                                          30


PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the _____ day of _________, 2000 ("Agreement"), by and among First American Insurance Portfolios, Inc., a Minnesota corporation ("FAIP"); SEI Investments Distribution Co., a Delaware corporation ("SEI"), [____________] Insurance Company, a __________ life insurance company ("Company"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend said Schedule A from time to time (each, an "Account," and collectively, the "Accounts"); and [______] Distribution Company, an affiliate of Company and the principal underwriter of the Contracts ("Contract Underwriter") (collectively, the "Parties").


                                WITNESSETH THAT:

         WHEREAS, FAIP is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, FAIP currently consists of three separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and may be sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

         WHEREAS, FAIP will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend said Schedule A from time to time (each a "Fund"; reference herein to "Fund" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, SEI is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, Company will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend said Schedule A from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, Company intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS, Contract Underwriter is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

SECTION 1.  AVAILABLE FUNDS

1.1      AVAILABILITY.

         FAIP will make Shares of each Fund available to Company for purchase and redemption on behalf of the Accounts at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of FAIP may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

1.2      ADDITION, DELETION OR MODIFICATION OF FUNDS.

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.3      NO SALES TO THE GENERAL PUBLIC.

         FAIP represents and warrants that no shares of the Funds have been or will be sold to the general public.

SECTION 2.  PROCESSING TRANSACTIONS

2.1      TIMELY PRICING AND ORDERS.

             (a) FAIP or its designated agent will use its best efforts to provide Company with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) FAIP calculates the Fund's net asset value, and (iii) Company is open for business.

             (b) Company will use the data provided by FAIP each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. Company will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with FAIP by 9:00 a.m. Central Time the following Business Day; provided, however, that FAIP shall provide additional time to Company in the event that FAIP is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that FAIP takes to make the net asset values available to Company.

             (c) With respect to payment of the purchase price by Company and of redemption proceeds by FAIP, Company and FAIP shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with
                  Section 2.2, below.

             (d) If FAIP provides materially incorrect Share net asset value information (as determined under SEC guidelines), Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to Company.

2.2      TIMELY PAYMENTS.

         Company will wire payment for net purchases to a custodial account designated by Fund by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. FAIP will wire payment for net redemptions to an account designated by Company by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within three (3) calendar days after the date the order is placed in order to enable Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3      APPLICABLE PRICE.

             (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that Company receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by Fund or its designated agent of the orders. For purposes of this Section 2.3(a), Company shall be the designated agent of FAIP for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by FAIP; provided that FAIP receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
                  Section 2.1(b) hereof.

             (b) All other Share purchases and redemptions by Company will be effected at the net asset values of the appropriate Funds next computed after receipt by FAIP or its designated agent of the order therefor, and such orders will be irrevocable.

2.4      DIVIDENDS AND DISTRIBUTIONS.

         FAIP will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to Company of any income dividends or capital gain distributions payable on the Shares of any Fund. Company hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until Company otherwise notifies FAIP in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

2.5      BOOK ENTRY.

         Issuance and transfer of FAIP Shares will be by book entry only. Stock certificates will not be issued to Company. Shares ordered from FAIP will be recorded in an appropriate title for Company, on behalf of its Account.

SECTION 3.  COSTS AND EXPENSES

3.1      GENERAL.

         Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

3.2      REGISTRATION.

             (a) FAIP will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to FAIP and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

             (b) Company will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3      OTHER (NON-SALES-RELATED).

             (a) FAIP will bear, or arrange for others to bear, the costs of preparing, filing with the SEC and setting for printing FAIP's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "FAIP Prospectus"), periodic reports to shareholders, FAIP proxy material and other shareholder communications.

             (b) Company will bear the costs of preparing, filing with the SEC and setting for printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), any periodic reports to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), voting instruction solicitation material, and other Participant communications.

             (c) Company will print in quantity and deliver to existing Participants the documents described in Section 3.3(b) above and the prospectus provided by FAIP in camera ready form. FAIP will print the FAIP statement of additional information, proxy materials relating to FAIP and periodic reports of FAIP.

3.4      OTHER (SALES-RELATED).

         Company will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Participants the following documents, whether they relate to the Account or FAIP: prospectuses, statements of additional information, proxy materials and periodic reports. These costs would also include the costs of preparing, printing, and distributing sales literature and advertising relating to the Funds, as well as filing such materials with, and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required.

3.5      PARTIES TO COOPERATE.

         Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of FAIP and the Accounts.

SECTION 4.  LEGAL COMPLIANCE

4.1      TAX LAWS.

             (a) FAIP represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will maintain qualification of each Fund as a RIC. FAIP will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

             (b) FAIP represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. FAIP will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by FAIP, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by
                  Section 1.817-5 of the regulations under the Code.

             (c) Notwithstanding Section 12.2 hereunder, Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of Company or, to Company's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of
                  Section 817(h) of the Code or Company otherwise becomes aware of any facts that could give rise to any claim against FAIP or its affiliates as a result of such a failure or alleged failure:

                   (i) Company shall promptly notify FAIP of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

                  (ii) Company shall consult with FAIP as to how to minimize any liability that may arise as a result of such failure or alleged failure;

         (iii) Company shall use its best efforts to minimize any liability of FAIP or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

                  (iv) Company shall permit FAIP, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to FAIP or its affiliates as a result of such a failure or alleged failure; provided, however, that Company will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

                  (v) any written materials to be submitted by Company to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by Company to FAIP (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which FAIP and Company agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by Company to any such person without the express written consent of FAIP which shall not be unreasonably withheld;

                  (vi) Company shall provide FAIP or its affiliates and their accounting and legal advisors with such cooperation as FAIP shall reasonably request (including, without limitation, by permitting FAIP and its accounting and legal advisors to review the relevant books and records of Company) in order to facilitate review by FAIP or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

                  (vii) Company shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against FAIP or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of FAIP or its affiliates, which shall not be unreasonably withheld, provided that Company shall not be required, after exhausting all administrative remedies, to appeal any adverse judicial decision unless FAIP or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by FAIP and Company hereto except that Company shall not be liable for such costs if the failure to comply with Section 817 (h) arises from a failure to meet the requirements of Treasury Regulation Section 1.817-5(b)(1) or (2) or Treasury Regulation Section 1.817-5(f) through no fault of Company; and

                  (viii) FAIP and its affiliates shall have no liability as a result of such failure or alleged failure if Company fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

                  As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

             (d) Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; Company will notify FAIP immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

             (e) Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will continue to meet such definitional requirements, and it will notify FAIP immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2      INSURANCE AND CERTAIN OTHER LAWS.

             (a) FAIP will comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Company, including, the furnishing of information not otherwise available to Company which is required by state insurance law to enable Company to obtain the authority needed to issue the Contracts in any applicable state.

             (b) Company represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of ___________ and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under [State] Insurance Law and the regulations thereunder, and
                  (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

             (c) FAIP represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3      SECURITIES LAWS.

             (a) Company represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933

                  Act, the 1934 Act, the 1940 Act and [State] law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

             (b) Company will at its expense register and qualify the Contracts for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by Company.

             (c) FAIP represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Minnesota law, (ii) FAIP is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) FAIP will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) FAIP does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) FAIP's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) FAIP's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

             (d) FAIP will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by FAIP.

             (e) FAIP currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, FAIP undertakes to have its Board of Directors, a majority of whom are not "interested" persons of FAIP, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

             (f) FAIP represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Funds are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

4.4      NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

             (a) FAIP will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to FAIP's registration statement under the 1933 Act or FAIP Prospectus,
                  (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus that may affect the offering of Shares of FAIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of FAIP's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company. FAIP will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

             (b) Company will immediately notify FAIP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of FAIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5      COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT FAIP.

             (a) Company will provide to FAIP or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) Company will provide to FAIP or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which FAIP or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if FAIP or its designated agent objects to such use within five
                  (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

             (c) Neither Company nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning FAIP or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the FAIP Prospectus contained therein, relating to Shares, as such registration statement and FAIP Prospectus may be amended from time to time; or (ii) in reports or proxy materials for FAIP; or (iii) in published reports for FAIP that are in the public domain and approved by FAIP for distribution; or (iv) in sales literature or other promotional material approved by FAIP, except with the express written permission of FAIP.

         (d) Company shall adopt and implement procedures reasonably designed to ensure that information concerning FAIP and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither FAIP nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

             (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.6      FAIP TO PROVIDE DOCUMENTS; INFORMATION ABOUT COMPANY.

             (a) FAIP will provide to Company at least one (1) complete copy of all SEC registration statements, FAIP Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to FAIP or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

             (b) FAIP will provide to Company camera ready or computer diskette copies of all FAIP prospectuses and printed copies, in an amount specified by Company, of FAIP statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. FAIP will provide such copies to Company in a timely manner so as to enable Company, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

             (c) FAIP will provide to Company or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which Company, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Company or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Company shall receive all such sales literature until such time as it appoints a designated agent by giving notice to FAIP in the manner required by Section 9 hereof.

             (d) Neither FAIP nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning Company, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by Company for distribution; or
                  (iii) in sales literature or other promotional material approved by Company or its affiliates, except with the express written permission of Company.

             (e) FAIP shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning Company, and its respective affiliates that is intended for use only by brokers or agents selling the

                  Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither Company, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

             (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

SECTION 5.  MIXED AND SHARED FUNDING

5.1      GENERAL.

         The SEC has granted an order to FAIP exempting it from certain provisions of the 1940 Act and rules thereunder so that FAIP may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with Company, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. FAIP hereby notifies Company that, in the event that FAIP implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

5.2      DISINTERESTED DIRECTORS.

         FAIP agrees that a majority of the Board of Directors of the FAIP ("Board") will consist of persons who are not "interested persons" of the Company, as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC ("Disinterested Directors"), except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty
(60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

5.3      MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

         FAIP agrees that its Board of Directors will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing FAIP ("Participating Insurance Companies"), including each Account, and of participants in qualified retirement and pension plans investing in the Funds ("Participating Plans") and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including:

             (a) an action by any state insurance or other regulatory authority;

             (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

             (c) an administrative or judicial decision in any relevant proceeding;

             (d) the manner in which the investments of any Fund are being managed;

             (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants in Participating Plans;

             (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participant; or

             (g) a decision by a Participating Plan to disregard the voting instructions of its Participants.

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, FAIP and Company will report any potential or existing conflicts to the Board and will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation of Company to inform the Board whenever it has determined to disregard Participant voting instructions. Company agrees that such responsibilities will be carried out with a view only to the interests of Participants.

5.4      CONFLICT REMEDIES.

             (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of its Disinterested Directors that a material irreconcilable conflict exists, Company will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i) withdrawing the assets allocable to some or all of the Accounts from FAIP or any Fund and reinvesting such assets in a different investment medium, including another Fund of FAIP, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., variable annuity contract owners or variable life insurance contract owners that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and

                  (ii) establishing a new registered management investment company or a new separate account that is operated as a management company.

             (b) If the material irreconcilable conflict arises because of Company's decision to disregard Participants' voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at FAIP's election, to withdraw each Account's investment in FAIP or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after FAIP gives notice to Company that this provision is being implemented, and until such withdrawal FAIP shall continue to accept and implement orders by Company for the purchase and redemption of Shares of FAIP.

             (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw each Account's investment in FAIP within six (6) months after FAIP's Board of Directors informs Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal FAIP shall continue to accept and implement orders by Company for the purchase and redemption of Shares of FAIP. No charge or penalty will be imposed as a result of such withdrawal.

             (d) Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

             (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will FAIP or any of its affiliates be required to establish a new funding medium for any Contracts. Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

             (f) The Board's determination of the existence of a material irreconcilable conflict and its implications will be made known promptly and in writing to all Participants.

5.5      NOTICE TO COMPANY.

         FAIP will promptly make known in writing to Company the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6      INFORMATION REQUESTED BY BOARD OF DIRECTORS.

         Company and FAIP (or its investment adviser) will at least annually submit to the Board of Directors of FAIP such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7      COMPLIANCE WITH SEC RULES.

         If and to the extent that Rules 6e-2 and 6e-3(T) under the 1940 Act are amended (or if Rule 6e-3 under the 1940 Act is adopted) to provide exemptive relief from any provision of the 1940 Act, or the rules thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order obtained by FAIP, then the FAIP and/or Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent applicable.

5.8      OTHER REQUIREMENTS.

         FAIP will require that each Participating Insurance Company and Participating Plan enter into an agreement with FAIP that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

6.1      EVENTS OF TERMINATION.

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

             (a) at the option of any Party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other Parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the Parties; or

             (b) at the option of FAIP upon institution of formal proceedings against Company or any of its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Company's obligations under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Shares, if, in each case, FAIP reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

             (c) at the option of Company upon institution of formal proceedings against FAIP, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding FAIP's obligations under this Agreement or related to the operation or management of FAIP or the purchase of Fund Shares, if, in each case, Company reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Company, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

             (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company; or

             (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

             (f) at the option of Company if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Company reasonably believes that the Fund may fail to so qualify; or

             (g)  at the option of Company if the Fund fails to comply with
                  Section 817(h) of the Code or with successor or similar provisions, or if Company reasonably believes that the Fund may fail to so comply; or

             (h) at the option of FAIP if the Contracts issued by Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

             (i) upon another Party's material breach of any provision of this Agreement.

6.2      NOTICE REQUIREMENT FOR TERMINATION.

         No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Parties to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

             (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

             (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least sixty (60) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

             (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3      FUNDS TO REMAIN AVAILABLE.

         Notwithstanding any termination of this Agreement, FAIP will, at the option of Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts."). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

6.4      SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

         All warranties and indemnifications will survive the termination of this Agreement.

6.5      CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

         If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i)
hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") nine (9) months following the Initial Termination Date, except that Company may, by written notice shorten said nine (9) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

SECTION 7.  PARTIES TO COOPERATE RESPECTING TERMINATION

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund's shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

SECTION 8.  ASSIGNMENT

         This Agreement may not be assigned by any Party, except with the written consent of each other Party.

SECTION 9.  NOTICES

         Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

         FIRST AMERICAN INSURANCE PORTFOLIOS, INC.
         601 Second Avenue South
         Minneapolis, MN  55402


         Attn: __________________________________

         SEI INVESTMENTS DISTRIBUTION CO.
         1 Freedom Valley Drive
         Oaks, PA  19456


         Attn:________________________


         [________________] INSURANCE COMPANY
         [Address]


         Attn:


         [__________________] DISTRIBUTION COMPANY
         [Address]


         Attn:


SECTION 10.  VOTING PROCEDURES

         Subject to the cost allocation procedures set forth in Section 3 hereof, Company will distribute all proxy material furnished by FAIP to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. Company will vote Shares in accordance with timely instructions received from Participants. Company will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither Company nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. Company reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. Company shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by FAIP. FAIP will notify Company of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. FAIP will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, FAIP either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, FAIP will act in accordance with the

SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

SECTION 11.  FOREIGN TAX CREDITS

         FAIP agrees to consult in advance with Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

SECTION 12.  INDEMNIFICATION

12.1     OF FAIP AND SEI BY COMPANY AND CONTRACT UNDERWRITER.

             (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Company and Contract Underwriter jointly and severally agree to indemnify and hold harmless FAIP, SEI, and their respective affiliates, and each person, if any, who controls FAIP or SEI or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company and Contract Underwriter) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns or at the relevant time owned shares of the Funds and insofar as such losses, claims, damages, liabilities or actions:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Company or Contract Underwriter by or on behalf of FAIP specifically for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing) or was consented to by FAIP pursuant to Section 4.5(c); or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of

                           FAIP, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Company, Contract Underwriter or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of Company, Contract Underwriter or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of FAIP, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to FAIP or its affiliates by or on behalf of Company, Contract Underwriter or their respective affiliates specifically for use in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of FAIP, or any amendment or supplement to any of the foregoing or was consented to by Company pursuant to Section 4.6 (d); or

                  (iv) arise as a result of any failure by Company or Contract Underwriter to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by Company or Contract Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by Company or Contract Underwriter; or

                  (v) arise as a result of failure by the Contracts issued by Company to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

             (b) Neither Company nor Contract Underwriter shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to FAIP.

             (c) Neither Company nor Contract Underwriter shall be liable under this Section 12.1 with respect to any action against an Indemnified

                  Party unless the Indemnified Party shall have notified Company and Contract Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company and Contract Underwriter of any such action shall not relieve Company and Contract Underwriter from any liability which they may have to the Indemnified Party against whom such action is brought unless the ability of Company and Contract Underwriter to defend such action is materially impaired thereby, except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Company and Contract Underwriter shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Company or Contract Underwriter to such Indemnified Party of Company's or Contract Underwriter's election to assume the defense thereof, the Indemnified Party will cooperate fully with Company and Contract Underwriter and shall bear the fees and expenses of any additional counsel retained by it, and neither Company nor Contract Underwriter will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2     OF COMPANY AND CONTRACT UNDERWRITER BY FAIP AND SEI.

             (a) Except to the extent provided in Sections 4.1(c), 12.2(c), 12.2(d) and 12.2(e), below, FAIP and SEI agree to indemnify and hold harmless Company, Contract Underwriter, their respective affiliates, and each person, if any, who controls Company, Contract Underwriter or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FAIP and/or SEI) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of FAIP's shares and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in FAIP's 1933 Act registration statement, FAIP Prospectus or sales literature or advertising of FAIP (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to FAIP or its affiliates by or on behalf of Company specifically, Contract Underwriter or their respective affiliates for use in FAIP's 1933 Act registration statement, FAIP Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing) or was consented to by Company pursuant to Section 4.6(d); or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of FAIP or SEI or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of FAIP or SEI or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (q) of Article 1 of the NASD By-Laws), in connection with the sale or distribution of FAIP Shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Company, Contract Underwriter or their respective affiliates specifically by or on behalf of FAIP or SEI for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing or was consented to by FAIP pursuant to
                           Section 4.5(c); or

                  (iv) arise as a result of any failure by FAIP to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by FAIP in this Agreement or arise out of or result from any other material breach of this Agreement by FAIP.

             (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, FAIP and SEI agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of FAIP) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the

                  Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against Company pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by Company of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each account that Company reasonably deems necessary or appropriate as a result of the noncompliance.

             (c) Neither FAIP nor SEI shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to Company, Contract Underwriter, each Account or Participants.

             (d) Neither FAIP nor SEI shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified FAIP and/or SEI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FAIP or SEI of any such action shall not relieve FAIP or SEI from any liability which it may have to the Indemnified Party against whom such action is brought unless the ability of Company and Contract Underwriter to defend such action is materially impaired thereby, except as otherwise provided herein, in case any such action is brought against an Indemnified Party, FAIP and/or SEI will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from FAIP and/or SEI to such Indemnified Party of FAIP's and/or SEI's election to assume the defense thereof, the Indemnified Party will cooperate fully with FAIP and SEI and shall bear the fees and expenses of any additional counsel retained by it, and neither FAIP nor SEI will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

             (e) In no event shall FAIP or SEI be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, Company, Contract Underwriter or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by Company or Contract Underwriter hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or
                  (iii) the failure by Company or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

12.3     EFFECT OF NOTICE.

         Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4     SUCCESSORS.

         A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

SECTION 13.  APPLICABLE LAW

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state's principles of conflict of laws.

SECTION 14.  EXECUTION IN COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

SECTION 15.  SEVERABILITY

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

SECTION 16.  RIGHTS CUMULATIVE

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

SECTION 17.  HEADINGS

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

SECTION 18.  CONFIDENTIALITY

         FAIP acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. FAIP agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by FAIP from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with FAIP, FAIP will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. Company acknowledges that the identities of the customers of FAIP or any of its affiliates (collectively the "FAIP Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the FAIP Protected Parties or any of their employees or agents in connection with FAIP's performance of its duties under this Agreement are the valuable property of the FAIP Protected Parties. Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the FAIP Protected Parties' customers or any other information or property of the FAIP Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the FAIP Protected Parties' customers who also maintain accounts directly with Company, Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with FAIP's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

SECTION 19.  PARTIES TO COOPERATE

         Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

SECTION 20.  AMENDMENTS

         No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties hereto.

SECTION 21.  ASSIGNMENT

         This Agreement may not be assigned without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                By ______________________________________
                                    Its _________________________________

                                SEI INVESTMENTS DISTRIBUTION CO.

                                By ______________________________________
                                    Its _________________________________

                                [____________] INSURANCE COMPANY

                                By ______________________________________
                                    Its _________________________________

                                [_____________] DISTRIBUTION COMPANY

                                By ______________________________________
                                    Its _________________________________

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

    o   First American Insurance Portfolios, Inc.:

        Growth Equity Fund
        Value Equity Fund
        Bond Fund
        Technology Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

    o   Contract Form # ______________
    o   Contract Form # ______________